Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of Creatd, Inc. of our report dated May 3, 2026, except for Note 13, as to which the date is July 17, 2026 relating to our audit of the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2025 and 2024. We also consent to the reference to us under the caption “Experts” in the Form S-1.

July 31, 2026

Tampa, Florida